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                                                                    Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 28, 1998, included in the Company's March 31, 1998 Form 10-Q (and to all references to our Firm), included in or made part of this prospectus supplement.


                                                         ARTHUR ANDERSEN LLP


Fort Worth, Texas
May 13, 1998